EXHIBIT 99.1

T-Mobile USA, Inc. Announces Successful Consent Solicitations

May 21, 2018  7:30 A.M. EDT — BELLEVUE, Wash. — (Business Wire) — T-Mobile USA, Inc. (the “Company”, “we” or “our”) announced today the expiration, on May 18, 2018, and results of the consent solicitations with respect to its (i) $1,300,000,000 aggregate principal amount of 6.000% Senior Notes due 2023 (the “2023 Notes”), (ii) $1,000,000,000 aggregate principal amount of 6.500% Senior Notes due 2024 (the “6.500% 2024 Notes”), (iii) $1,000,000,000 aggregate principal amount of 6.000% Senior Notes due 2024 (the “6.000% 2024 Notes”), (iv) $1,700,000,000 aggregate principal amount of 6.375% Senior Notes due 2025 (the “2025 Notes”), (v) $2,000,000,000 aggregate principal amount of 6.500% Notes due 2026 (the “2026 Notes” and, collectively with the 2023 Notes, the 6.500% 2024 Notes, the 6.000% 2024 Notes and the 2025 Notes, the “Pre-2017 Notes”), (vi) $500,000,000 aggregate principal amount of 4.000% Senior Notes due 2022 (the “2022 Notes”), (vii) $500,000,000 aggregate principal amount of 5.125% Senior Notes due 2025 (the “5.125% 2025 Notes”), (viii) $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2027 (the “2027 Notes”), (ix) $1,000,000,000 aggregate principal amount of 4.500% Senior Notes due 2026 (the “4.500% 2026 Notes”) and (x) $1,500,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 (the “2028 Notes”, and, collectively with the 2022 Notes, the 5.125% 2025 Notes, the 2027 Notes and the 4.500% 2026 Notes, the “Post-2017 Notes”, and the Post-2017 Notes, collectively with the Pre-2017 Notes, the “Notes”, and each series of the Notes, a “Series”), and receipt of the consents necessary to effect certain amendments to the indenture, dated as of April 28, 2013, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the applicable supplemental indentures pursuant to which the Notes were issued (as supplemented and amended, the “Indenture”).

The Consent Solicitations (as defined below) were conducted in connection with the previously announced agreement by T-Mobile US, Inc. (“T-Mobile”) to merge (the “Merger”) a wholly-owned subsidiary of T-Mobile with Sprint Corporation (“Sprint”), pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of April 29, 2018, among Sprint, T-Mobile, SoftBank Group Corp. (“SoftBank”), Deutsche Telekom AG and the additional parties thereto (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “T-Mobile/Sprint Transaction”).

Upon the terms and subject to the conditions described in the Consent Solicitation Statement, dated as of May 14, 2017 (the “Consent Solicitation Statement”), we (i) solicited consents (the “Ratio Secured Debt Consent Solicitation”) from holders of the Pre-2017 Notes to conform Section 4.09(b)(1) of the Indenture, as applicable to the Pre-2017 Notes, to Section 4.09(b)(1) of the Indenture, as applicable to the Post-2017 Notes, by increasing the amount of Indebtedness (as defined in the Indenture) under Credit Facilities (as defined in the Indenture) that can be incurred under Section 4.09(b)(1) from the greater of (x) $9.0 billion and (y) 150% of Consolidated Cash Flow (as defined in the Indenture, as applicable to the Pre-2017 Notes) to the greater of (x) $9.0 billion and (y) an amount that would not cause the Secured Debt to Cash Flow Ratio (as defined in the Indenture, as applicable to the Post-2017 Notes) (calculated net of cash and cash equivalents) to exceed 2.00x (the “Ratio Secured Debt Proposed Amendments”), and (ii) solicited consents (the “Existing Sprint Spectrum and GAAP Consent Solicitation”, and together with the Ratio Secured Debt Consent Solicitation, the “Consent Solicitations”) from holders of all Notes to (1) allow certain entities related to Sprint’s existing spectrum securitization notes program (the “Existing Sprint Spectrum Program”) to be non-guarantor Restricted Subsidiaries (as defined in the Indenture) and make certain other changes in connection therewith, provided that the principal amount of the spectrum notes issued and outstanding under the Existing Sprint Spectrum Program does not exceed $7.0 billion, and provided that the principal amount of such spectrum notes shall reduce the amount available under the Credit Facilities ratio basket, and (2) revise the definition of GAAP to mean generally accepted accounting principles as in effect from time to time, unless the Company elects to “freeze” GAAP as of any date, and to exclude the effect of changes in the accounting treatment of capital lease obligations (the amendments described in clauses (1) and (2), collectively, the “Existing Sprint Spectrum and GAAP

Proposed Amendments”, and together with the Ratio Secured Debt Proposed Amendments, the “Proposed Amendments”).

In conjunction with receiving the requisite consents, on May 20, 2018, the Company, the guarantors and the Trustee executed and delivered the thirty-seventh supplemental indenture to the Indenture, pursuant to which, with respect to each applicable series of Notes, the applicable Proposed Amendments will become operative immediately prior to the consummation of the T-Mobile/Sprint Transaction. Except for the Proposed Amendments, all of the existing terms of the Notes and the Indenture will remain unchanged.

We will pay the applicable upfront payments reflected in the tables below (each an “Upfront Consent Payment” and, collectively, the “Upfront Consent Payments”) for each Series of Notes for the benefit of the applicable holders of such Series of Notes whose consents were validly delivered (and not revoked) prior to the expiration of the Consent Solicitations, on a pro rata basis for such Series of Notes. Payment will be made promptly after the date hereof, and is expected to be made on May 22, 2018. If the T-Mobile/Sprint Transaction is consummated, we will pay the applicable contingent payments reflected in the tables below (each a “Contingent Consent Payment” and, collectively, the “Contingent Consent Payments”; and the Contingent Consent Payments together with the Upfront Consent Payments, the “Aggregate Consent Payments”) for the benefit of the applicable holders of such Series of Notes whose consents were validly delivered (and not revoked) prior to the expiration of the Consent Solicitations, on a pro rata basis for such Series of Notes. Based on the consents received, the Upfront Consent Payments and Contingent Consent Payments were allocated to the consenting holders of each applicable series of Notes in the amounts set forth in the table below for each $1,000 principal amount of such series of Notes for which consents were validly delivered (and not revoked).

Ratio Secured Debt Proposed Amendments

Series of Notes	CUSIP Number	Outstanding Principal Amount	% Principal Amount Consent Received	Upfront Payment	Approximate Upfront Payment per $1,000 Principal Amount of Consenting Notes	Contingent Payment	Approximate Contingent Payment per $1,000 Principal Amount of Consenting Notes
6.000% Senior Notes due 2023	87264AAM7	$1,300,000,000	74.90%	$3,250,000	$3.34	$6,500,000	$6.68
6.500% Senior Notes due 2024	87264AAJ4	$1,000,000,000	83.38%	$2,500,000	$3.00	$5,000,000	$6.00
6.000% Senior Notes due 2024	87264AAQ8	$1,000,000,000	89.48%	$2,500,000	$2.79	$5,000,000	$5.59
6.375% Senior Notes due 2025	87264AAN5	$1,700,000,000	90.51%	$4,250,000	$2.76	$12,750,000	$8.29
6.500% Senior Notes due 2026	87264AAP0	$2,000,000,000	96.01%	$5,000,000	$2.60	$25,000,000	$13.02

Existing Sprint Spectrum and GAAP Proposed Amendments

Series of Notes	CUSIP Number	Outstanding Principal Amount	% Principal Amount Consent Received	Upfront Payment	Approximate Upfront Payment per $1,000 Principal Amount of Consenting Notes	Contingent Payment	Approximate Contingent Payment per $1,000 Principal Amount of Consenting Notes
6.000% Senior Notes due 2023	87264AAM7	$1,300,000,000	74.54%	$1,625,000	$1.68	$4,875,000	$5.03
6.500% Senior Notes due 2024	87264AAJ4	$1,000,000,000	85.89%	$1,250,000	$1.46	$3,750,000	$4.37
6.000% Senior Notes due 2024	87264AAQ8	$1,000,000,000	89.50%	$1,250,000	$1.40	$3,750,000	$4.19
6.375% Senior Notes due 2025	87264AAN5	$1,700,000,000	90.06%	$2,125,000	$1.39	$6,375,000	$4.16
6.500% Senior Notes due 2026	87264AAP0	$2,000,000,000	93.32%	$2,500,000	$1.34	$7,500,000	$4.02
4.000% Senior Notes due 2022	87264AAR6	$500,000,000	91.53%	$625,000	$1.37	$1,875,000	$4.10
5.125% Senior Notes due 2025	87264AAS4	$500,000,000	90.38%	$625,000	$1.38	$1,875,000	$4.15
5.375% Senior Notes due 2027	87264AAT2	$500,000,000	90.22%	$625,000	$1.39	$1,875,000	$4.16
4.500% Senior Notes due 2026	87264AAU9	$1,000,000,000	91.13%	$1,250,000	$1.37	$3,750,000	$4.12
4.750% Senior Notes due 2028	87264AAV7	$1,500,000,000	97.95%	$1,875,000	$1.28	$5,625,000	$3.83

There is no assurance that the T-Mobile/Sprint Transaction will be consummated and, accordingly, there is no assurance that the Contingent Consent Payments will be paid. The Contingent Consent Payment will not be paid with respect to any series of Notes that is no longer outstanding on the date of the consummation of the T-Mobile/Sprint Transaction. The Company will pay the Contingent Consent Payments promptly after the consummation of the T-Mobile/Sprint Transaction. Interest will not accrue on or be payable with respect to the Aggregate Consent Payments. The right to receive any Aggregate Consent Payment is not transferable.

Important Additional Information

This announcement is not a solicitation of consents with respect to the Proposed Amendments. The solicitation of consents by the Company was made only pursuant to the Consent Solicitation Statement.

In connection with the proposed transaction, T-Mobile will file a registration statement on Form S-4, which will contain a joint consent solicitation statement of T-Mobile and Sprint, that also constitutes a prospectus of T-Mobile (the “joint consent solicitation statement/prospectus”), and each party will file other documents regarding the proposed transaction with the U.S. Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  When final, a definitive copy of the joint consent solicitation statement/prospectus will be sent to T-Mobile and Sprint stockholders.  Investors and security holders will be able to obtain the registration statement and the joint consent solicitation statement/prospectus free of charge from the SEC’s website or from T-Mobile or Sprint.  The documents filed by T-Mobile with the SEC may be obtained free of charge at T-Mobile’s website, at www.t-mobile.com, or at the SEC’s website, at www.sec.gov.  These documents may also be obtained free of charge from T-Mobile by requesting them by mail at T-Mobile US, Inc., Investor Relations, 1 Park Avenue, 14th Floor, New York, NY 10016, or by telephone at 212-358-3210.  The documents filed by Sprint with the SEC may be obtained free of charge at Sprint’s website, at www.sprint.com, or at the SEC’s website, at www.sec.gov.  These documents may also be obtained free of charge from Sprint by requesting them by mail at Sprint Corporation, Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, or by telephone at 913-794-1091.

About T-Mobile

As America’s Un-carrier, T-Mobile (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 74.0 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com.

About Sprint

Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.6 million connections as of March 31,

2018, and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability and speed across its nationwide network and commitment to launching the first 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Participants in the Solicitation

T-Mobile and Sprint and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information about T-Mobile’s directors and executive officers is available in T-Mobile’s proxy statement dated April 26, 2018, for its 2018 Annual Meeting of Stockholders. Information about Sprint’s directors and executive officers is available in Sprint’s proxy statement dated June 19, 2017, for its 2017 Annual Meeting of Stockholders, and in Sprint’s subsequent reports on Form 8-K filed with the SEC on January 4, 2018 and January 17, 2018. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the acquisition when they become available. Investors should read the joint consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from T-Mobile or Sprint as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements concerning T-Mobile, Sprint and the T-Mobile/Sprint Transaction. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the T-Mobile/Sprint Transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, T-Mobile’s, Sprint’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the T-Mobile/Sprint Transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to obtain, or delays in obtaining, required regulatory approvals, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the T-Mobile/Sprint Transaction, or the failure to satisfy any of the other conditions to the T-Mobile/Sprint Transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the Business Combination Agreement; adverse effects on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results because of a failure to complete the T-Mobile/Sprint Transaction in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the T-Mobile/Sprint Transaction on the expected terms or timing or at all; the ability of T-Mobile, Sprint and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of T-Mobile’s or Sprint’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the T-Mobile/Sprint Transaction on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs, including financing costs, and unknown liabilities; failure to realize the expected benefits and synergies of the T-Mobile/Sprint Transaction in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into T-Mobile; the risk of litigation or regulatory actions; the inability of T-Mobile, Sprint or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the Business Combination Agreement during the pendency of the T-Mobile/Sprint Transaction could adversely affect T-Mobile’s or Sprint’s ability to pursue business opportunities or strategic transactions; effects of changes in the regulatory environment in which T-Mobile and Sprint operate; changes in global, political, economic, business, competitive and market conditions; changes in tax and other laws and regulations; and other risks and uncertainties detailed in T-Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.t-mobile.com, and in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “MD&A — Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.t-mobile.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this press release are cautioned not to place undue reliance on such forward-looking statements. T-Mobile assumes no obligation to update or revise the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law.